EXHIBIT 99.1

Date: March 10, 2016

FOR IMMEDIATE RELEASE

Horizon Bancorp and LaPorte Bancorp, Inc.
Announce the Signing of a Merger Agreement

Michigan City, IN and La Porte, IN (March 10, 2016) – Horizon Bancorp (NASDAQ GS: HBNC, “Horizon”) and LaPorte Bancorp, Inc. (NASDAQ: LPSB, “LaPorte Bancorp”), today announced they have executed a definitive merger agreement (the “Merger Agreement”) pursuant to which Horizon will acquire LaPorte Bancorp, parent company of The LaPorte Savings Bank, in a stock and cash transaction.

Under the terms of the Merger Agreement, shareholders of LaPorte Bancorp will have the option to receive $17.50 per share in cash or 0.629 shares of Horizon common stock, or a combination of both, for each share of LaPorte Bancorp’s common stock, subject to allocation provisions to assure that in aggregate, LaPorte Bancorp shareholders will receive total consideration that consists of 65% stock and 35% cash. Based upon the March 9, 2016 closing price of $24.21 per share of Horizon common stock, the transaction has an implied valuation of approximately $94.1 million. Based on LaPorte Bancorp’s December 31, 2015 financials, this equates to a transaction value to tangible book value of 122%, transaction value to core tangible book value of 140%, transaction value to last-twelve-months earnings of 20.6x and a core deposit premium of 4.9%.

LaPorte Bancorp is a savings and loan holding company headquartered in LaPorte, Indiana with total assets of $543.2 million and tangible common equity of $77.0 million, translating to a tangible common equity to tangible asset ratio of 14.4%, as of December 31, 2015. LaPorte Bancorp’s wholly-owned subsidiary, The LaPorte Savings Bank, was established in 1871 and serves northern Indiana with seven full-service banking locations and one loan production office in southwest Michigan.

Horizon Bancorp is a community bank holding company headquartered in Michigan City, Indiana with total assets of $2.7 billion as of December 31, 2015. Horizon Bancorp’s wholly-owned subsidiary, Horizon Bank, NA (“Horizon Bank”), still operates under its original charter, dating back to 1873, with forty-six offices extending throughout northern and central Indiana and southwestern and central Michigan.

“We are pleased to partner with The LaPorte Savings Bank, which has a rich history within our legacy footprint and is a company that we have known and admired,” stated Horizon’s Chairman and Chief Executive Officer, Craig M. Dwight. “Our familiarity with their experienced leadership team and common market area are what attracted us to this opportunity. This merger is consistent with Horizon’s philosophy of partnering with banks that hold core values similar to ours and a commitment to serving their local communities. We believe this shared philosophy will enhance Horizon’s franchise value and help to ensure that a major and growing community bank remains headquartered in LaPorte County,” continued Dwight.

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Lee A. Brady, Chief Executive Officer of LaPorte Bancorp stated, “We are pleased with the opportunity to join the Horizon Bank family and the increased opportunities this will provide our customers, employees and the communities we serve. Horizon’s demonstrated commitment to preserve true community banking, which means local decision-making, retention of local staff, commitment to community involvement, and personal one-on-one service, will be keys to our joint and future success.”

Mr. Dwight added, “The LaPorte Savings Bank was founded with the goal, ‘to make banking as convenient and straightforward as possible’, which complements Horizon Bank’s value of customers being our #1 focus. Horizon will offer more convenience to The LaPorte Savings Bank’s customers through our extensive branch and ATM locations in Indiana and Michigan, customer service guarantees, extensive product menu and higher lending limits. We believe our complementary product offerings and commitment to engaging the local community is a winning combination for our shareholders, employees, customers and the community at large.”

Due to the shared markets served by both banks, three full service offices and one loan production office will be consolidated upon the completion of the data processing conversion planned for the third quarter of 2016. The offices targeted for consolidation are The LaPorte Savings Bank’s Indiana branches in Michigan City, Chesterton, and The LaPorte Savings Bank’s West side location and its St. Joseph, Michigan loan production office. Each office to be closed is within 1.5 miles of an office that will remain open. As part of this office consolidation, Horizon has committed to retain all retail branch personnel who meet the bank’s hiring standards. This will ensure proper support to assist with customer retention and integration. By 2017, Horizon expects office staffing to be right-sized through normal branch attrition and retirements.

As part of the merger, Horizon will add Michele Thompson, The LaPorte Savings Bank President and Chief Financial Officer, to its board of directors and add two representatives to Horizon’s existing LaPorte County community advisory board.

The merger is expected to be completed in the third quarter of 2016, subject to approval by bank regulatory authorities and the shareholders of LaPorte Bancorp, as well as the satisfaction of other customary closing conditions. Additionally, The LaPorte Savings Bank will be merged with and into Horizon Bank, and the combined operations will be continued under the Horizon Bank name. The other subsidiaries of LaPorte Bancorp and The LaPorte Savings Bank will also be merged with similar Horizon subsidiaries or otherwise consolidated with them.

Dwight concluded, “The LaPorte Savings Bank’s esteemed group of community bankers will help ensure the continuation of a successful and growing community bank headquartered in LaPorte County, Indiana. Combined, we will serve our customers through an extensive branch network, robust online and mobile banking platforms, extensive loan options and a dedication to community involvement and support. We look forward to welcoming The LaPorte Savings Bank’s customers and employees and to the bright future this partnership provides our stakeholders.”

Horizon Bancorp was advised by Stephens, Inc. and the law firm of Barnes & Thornburg, LLP. LaPorte Bancorp was advised by Raymond James & Associates, Inc. and the law firm of Luse Gorman, PC.

About Horizon Bancorp
Horizon Bancorp is a locally owned, independent, commercial bank holding company serving northern and central Indiana and southwest and central Michigan through its commercial banking subsidiary Horizon Bank, NA. Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.horizonbank.com. Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

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About LaPorte Bancorp, Inc.
LaPorte Bancorp, Inc. is an Indiana corporation headquartered in La Porte, Indiana with The LaPorte Savings Bank as its wholly owned subsidiary. The LaPorte Savings Bank was founded in 1871 and offers a full range of banking services with seven branch locations serving northeast Indiana and a loan production office in Saint Joseph, Michigan. LaPorte Bancorp may be reached online at www.laportesavingsbank.com. Its common stock is traded on the NASDAQ Capital Market under the symbol LPSB.

Additional Information
In connection with the proposed merger, Horizon will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of LaPorte Bancorp and a Prospectus of Horizon (the “Proxy Statement/Prospectus”), as well as other relevant documents concerning the proposed transaction. Shareholders and investors are urged to read the registration statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.

The Proxy Statement/Prospectus and other relevant materials (when they become available), and any other documents Horizon has filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain copies of these documents, free of charge, from Horizon at www.horizonbank.com under the tab “About Us - Investor Relations – Documents – SEC Filings” and from LaPorte Bancorp at www.laportesavingsbank.com under the tab “About Us - Investor Relations”. Alternatively, these documents, when available, can be obtained free of charge from Horizon upon written request to Horizon Bancorp, Attn: Dona Lucker, Shareholder Relations Officer, 515 Franklin Square, Michigan City, Indiana 46360 or by calling (219) 874-9272 or from LaPorte Bancorp upon written request to LaPorte Bancorp, Inc., Attn: Michele Thompson, 710 Indiana Avenue, La Porte, Indiana 46350 or by calling (219) 362-7511. The information available through Horizon’s and LaPorte Bancorp’s website is not and shall not be deemed part of this press release or incorporated by reference into other filings Horizon or LaPorte Bancorp makes with the SEC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Horizon and LaPorte Bancorp and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of LaPorte Bancorp in connection with the proposed merger. Information about the directors and executive officers of Horizon is set forth in Horizon’s Annual Report on Form 10-K filed with the SEC on February 29, 2016 and in the proxy statement for Horizon’s 2015 annual meeting of shareholders, as filed with the SEC within a Registration Statement on Form S-4/A on May 22, 2015. Information about the directors and executive officers of LaPorte Bancorp is set forth in the proxy statement for LaPorte Bancorp’s 2015 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on April 2, 2015. Additional information regarding the interests of these participants and any other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

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Forward Looking Statements
This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon and LaPorte Bancorp. For these statements, Horizon and LaPorte Bancorp claim the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon and LaPorte Bancorp, including the information in the filings each makes with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Horizon and LaPorte Bancorp have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although Horizon’s and LaPorte Bancorp’s management believe that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s and LaPorte Bancorp’s respective Annual Reports on Form 10-K and other periodic filings with the Securities and Exchange Commission. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon and LaPorte Bancorp do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Horizon Contact Information:		LaPorte Bancorp Contact Information:

Craig M. Dwight		Lee A. Brady
Chairman and		Chief Executive Officer
Chief Executive Officer		Phone: (219) 362-7511
Phone: (219) 873-2725
Fax: (219) 874-9280

Mark E. Secor		Michele M. Thompson
Chief Financial Officer		President and
Phone: (219) 873-2611		Chief Financial Officer
Fax: (219) 874-9280		Phone: (219) 362-7511
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